Exhibit 10.1

TEMPUR SEALY INTERNATIONAL, INC.
1000 Tempur Way
Lexington, Kentucky 40511

March 23, 2018

H Partners Management, LLC
and the other H Partners Group
Members listed below
888 Seventh Avenue, 29th Floor
New York, NY 10019
Attention: Rehan Jaffer
Lloyd Blumberg

Gentlemen:

Reference is made to the Non-Disclosure and Standstill Agreement, dated as of June 26, 2017 (“Agreement”), among Tempur Sealy International, Inc., a Delaware corporation (the “Company”), Usman Nabi (“Mr. Nabi”) and H Partners Management, LLC (“H Partners”) and the other persons and entities listed on Schedule A attached thereto. Capitalized terms used herein without definition have the meanings given them in the Agreement.

H Partners has informed the Company that Mr. Nabi will be leaving H Partners. In connection therewith we have agreed as follows:

1.    The Board of Directors of the Company will nominate Arik Ruchim for election to the Company’s Board of Directors at the Company’s Annual Meeting of Stockholders currently scheduled for May 10, 2018, and any adjournment thereof (the “Annual Meeting”).

2.    Each of the H Partners Group Members signing below agrees to vote all shares of the Company’s Common Stock, par value $.01 per share, that they beneficially own in favor of the directors nominated by the Board for election at the Annual Meeting.

3.    If elected by the stockholders at the Annual Meeting, Mr. Ruchim will be permitted to share or use Confidential Information to the extent permitted for the Director in the Agreement, and Mr. Ruchim by his signature below agrees to be bound by the restrictions in the Agreement applicable to the Director.

4.    By his signature below, Mr. Nabi agrees that he will continue to be bound by Article 1 of the Agreement after his term as a director of the Company ends. The Company and H Partners hereby agree that, notwithstanding anything to the contrary in the Agreement, on and following the date Mr. Nabi is no longer an employee or officer of H Partners or its affiliates (expected to be on or about March 31, 2018) (a) Mr. Nabi shall cease to be an H Partners Group Member (except for purposes of Section 4.1 of the Agreement) and (b) Mr. Nabi shall have no obligations under the Agreement other than as set forth in Article 1 and Article 4. In addition, nothing in this letter affects Mr. Nabi’s obligations as a director of the Company under the Company’s Insider Trading Policy and Code of Business Conduct and Ethics for Employees, Executive Officers and Directors, until they no longer apply in accordance with their terms.

5.    Except as provided in this letter, no party is making any commitment to any other party and the Agreement remains in full force and effect.

Please sign where indicated below if the foregoing accurately reflects our agreement.

Very truly yours,

TEMPUR SEALY INTERNATIONAL, INC.

Exhibit 10.1

By:    __/s/ Scott L. Thompson_____________
Name: Scott L. Thompson
Title: President and Chief Executive Officer

Agreement confirmed:

H PARTNERS MANAGEMENT, LLC

By:_/s/ Rehan Jaffer____________________
Name:    Rehan Jaffer
Title:    Managing Member

H PARTNERS, LP

By:_/s/ Rehan Jaffer____________________
Name:    H Partners Capital, LLC, its General
Partner
Title    Managing Member

H PARTNERS CAPITAL, LLC

By:_/s/ Rehan Jaffer____________________
Name:    Rehan Jaffer
Title    Managing Member

H OFFSHORE FUND LTD.

By:_/s/ Rehan Jaffer____________________
Name:    H Partners Management, LLC, its
Investment Manager
Title:    Rehan Jaffer, as Managing Member

_/s/ Rehan Jaffer________________________
Rehan Jaffer

_/s/ Arik Ruchim________________________
Arik Ruchim

_/s/ Usman Nabi_________________________
Usman Nabi